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                                                                  Exhibit 10.19
                   AMENDED AND RESTATED COMPENSATION AGREEMENT

                                 By And Between

                                THOMAS J. COBERY

                                       And

                                 LABEL ART, INC.

                            Dated as of June 28, 1996


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          AGREEMENT (this "Agreement") dated as of June 28, 1986, by and between
Label Art, Inc. (the "Company"), a Delaware corporation having its principal place of business at One Riverside Way, Wilton, New Hampshire 03086, and Thomas
J. Cobery (the "Executive"), having an address at 263 Riverneck Road,
Chelmsford, MA 01824.

                              W I T N E S S E T H:

          WHEREAS, Executive has previously been employed as an executive of the Company; and

          WHEREAS, all the outstanding stock of the Company has, since 1986, been held by Transkrit Corporation ("Transkrit"), a Delaware corporation; and

          WHEREAS, National Fiberstok Corporation, a Delaware corporation ("NFC") and wholly-owned subsidiary of DEC International, Inc., a Delaware corporation ("DEC"), has agreed to purchase all of the issued and outstanding capital stock of Transkrit and to merge Transkrit into itself effective as of the date hereof; and

          WHEREAS, the Executive and the Company are parties to a Compensation Agreement (the "1986 Agreement") setting forth the terms on which the Executive is currently being compensated by the Company; and

          WHEREAS, in connection with the aforesaid purchase and merger of Transkrit by and into NFC, the

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Executive and the Company desire to amend and restate the 1986 Agreement.

          NOW THEREFORE, the parties hereto agree as follows:

          1. BASE COMPENSATION. The Executive will be compensated by the Company at the base compensation rate per annum set forth in Exhibit A hereto, as the same may be amended from year to year pursuant to Section 5. Such base compensation shall be paid at such times and in such manner as the Company has customarily paid the salaries of its executives.

          2.  BONUS COMPENSATION.

          (a) In addition to the base compensation payable pursuant to paragraph 1 above, the Company will pay the Executive, on the terms set forth herein, bonus compensation as provided herein.

          (b) The amount of bonus compensation to be received by the Executive shall be based upon attainment of the bonus program as defined in and as set forth in Exhibit A hereto, as the same may be amended from year to year pursuant to Section 5.

          The calculation of the amount of bonus compensation shall be made in connection with the annual audit of the Company by the Company's regularly employed certified public accountants applying generally accepted


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accounting principles on a consistent basis, who shall set forth such determination in writing . The Company shall cause a copy of such determination to be furnished to the Executive. Such bonus compensation shall be paid by the Company to the Executive 10 days after such accountants furnish a copy of such determination to the Executive in conjunction with the annual audit of the Company's financial statements.

          (c) For the 1996 calendar year, notwithstanding the date of this Agreement, bonus compensation payable to the Executive shall be the sum of the following: (i) the amount of bonus compensation accrued on the books and records of the Company in respect of the Executive's employment with the Company during the period from January 1, 1996 through June 30, 1996 plus
(ii) bonus compensation payable pursuant to Section 2(a) and (b) of this Agreement based on the employment of the Executive commencing July 1, 1996.

          3.  BENEFITS.

          (a) The Company will (i) continue to provide the Executive with an automobile comparable to that currently being provided by the Company to the Executive, such automobile being replaced by a new comparable automobile at least every 3 years; (ii) reimburse the Executive for the operating expenses of such automobile; (iii) provide the


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Executive with whole life and disability insurance in amounts comparable to those previously provided by the Company to the Executive; and (iv) generally make available to the Executive those perquisites generally made available to other employees of the Company.

          (b) Effective as of the date hereof, the Executive will be granted an option to purchase 47,763 shares of DEC class A Common Stock, par value .0001 per share, pursuant to the provisions of the DEC 1996 Stock Incentive Plan (the "Plan") and award agreements issued under the Plan (the "Award Agreements"). Vesting will be in accordance with the Award Agreements and the Plan. A copy of the Plan and the Award Agreements are attached hereto as Exhibits B and C. Ownership of Shares will be subject to all of the terms and conditions of the Award Agreements and the DEC Stockholders' Agreement, a copy of which is attached hereto as Exhibit D.

          4. EXPENSES. The Company will reimburse the Executive for reasonable travel, entertainment and other expenses paid or incurred by the Executive in connection with the performance of his duties for the Company. The Executive shall be required to account for such expenses and to supply vouchers or other proof thereof, to the extent and in such detail as may reasonably be required by the Company.

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          5.  REVISION OF EXHIBIT A. The Company and the Executive will use their best efforts to agree each fiscal year, to be effective as of the first day of such fiscal year, on what, if any, amendments, modifications or additions are to be made to Exhibit A hereto. Upon reaching such agreement, a new Exhibit A shall be prepared and initialled by the Company and the Executive. If the Company and the Executive are unable to agree by March 30 of any year as to any such amendments, modifications or additions, this Agreement shall terminate.

          6. DUTIES OF THE EXECUTIVE. The Executive will be Senior Vice President of NFC and DEC and will be President of the Company. The Executive shall report directly to the President and Chief Executive Officer - Transkrit Division and shall maintain his primary physical office at the Company's corporate office in Wilton, New Hampshire. The Executive's responsibilities shall include:

          (a) continuing oversight and management of all activities of the Company (including Short Run Labels, Inc.);

          (b) assistance in the development of corporate strategies to maximize the value of NFC, DEC and their subsidiaries;

          (c) assistance in the identification, analysis and purchase of suitable acquisition targets, other


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     business combinations and/or outsourcing candidates; and

          (d) other responsibilities as assigned by the President and Chief Executive Officer of NFC and DEC or the President and Chief Executive Officer - Transkrit Division.

          7. NATURE OF AGREEMENT; TERMINATION. This Agreement is an agreement only with respect to the compensation payable to the Executive by the Company during the period he is employed by the Company, and is not to be considered in any respect an employment contract. The employment of the Executive by the Company is at will, and each of the Company and Executive shall be entitled, at their sole discretion, to terminate the employment relationship of the Executive by the Company and all of the Executive's rights hereunder at any time and for any reason, with or without cause; PROVIDED, that the Executive shall be required to give the Company three months notice of any such termination of employment by the Executive, other than by reason of death or disability or pursuant to Section 5 hereof; and FURTHER PROVIDED, that upon any termination of the employment of the Executive by the Company other than by reason of death or disability, the Executive will be entitled to (i) that number of month's severance pay as is set forth on Exhibit A hereto in an

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amount based upon his base compensation rate payable pursuant to Section 1 on the date of such termination, (ii) base compensation (as provided in Section
1 hereof) and expenses (as provided in Section 4 hereof) payable hereunder for periods prior to the date of such termination, (iii) continuance of insurance benefits through the period for which severance pay is payable hereunder and (iv) if such termination occurs after the eighth month of any year in which this Agreement is in effect, the amount of bonus compensation which will become payable for such year pursuant to Section 2 hereof, to be paid in accordance with Section 2. Except as specifically set forth in this
Section 7, Executive shall not be entitled to receive any amounts hereunder from and after the date of such termination by the Executive or by the Company.

          8. NON-COMPETITION UNDERTAKING. The Executive agrees and acknowledges that the terms of the Non-Competition Undertaking of the Executive, dated March 13, 1986, shall remain in full force and effect in accordance with its terms in favor NFC as the legal successor to Transkrit.

          9. GENERAL. This Agreement contains the entire agreement between the Company and the Executive with respect to the subject matter hereof and may not be


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amended, waived, changed, modified or discharged except by an instrument in writing executed by or on behalf of the party or parties against whom any amendment, waiver, change, modification or discharge is sought. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have duly given if delivered certified mail, return receipt requested, or delivered in person, to the parties hereto at the addresses set forth above. This Agreement may not be assigned by either party hereto, but shall be binding upon and shall inure to the benefit of, the Executive, his heirs, executors, administrator and legal representatives, and the Company and its successors; provided, that NFC or the Company may sell or transfer all or part of the shares of the Company, or all or part of the assets of the Company, to any majority-owned direct or indirect subsidiary of DEC.


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          IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date first above written.


                                   LABEL ART, INC.

                                   By:  /s/ Thomas J. Cobery
                                      -----------------------

                                   EXECUTIVE:

                                   By:  /s/ Thomas J. Cobery
                                      -----------------------

Agreed and Acknowledged:
(with respect to Section 8)

NATIONAL FIBERSTOK CORPORATION

By: /s/ Jack Resnick
   ----------------------------


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                       Exhibit A to Compensation Agreement
                      between Label Art Inc. and Tom Cobery
                        for Year Ended December 31, 1996
                   ------------------------------------------


                    Base Compensation:  $195, 936.00

                    Number of Months Severance Pay:  6

                    Bonus Program:

     You will be eligible to earn incentive cash compensation of up to a maximum of 40% of your base compensation. The payout will be determined by your performance against a mutually agreed upon incentive performance plan.
     This plan, a sample form of which is attached, will include EBITDA (excluding any extraordinary gains and losses for unplanned acquisitions that would affect planned EBITDA) of the Company (including Short Run Labels, Inc.) and other performance targets, with a significant emphasis on the former measure. Payout will begin upon achievement of a minimum of 70% of target, with maximum payout of 40% of base compensation for performance equal to or exceeding target. All payments under this plan are subject to approval by the Compensation Committee of the Board of Directors of DEC, NFC or the Company.
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                             DEC INTERNATIONAL, INC.
                        1996 INCENTIVE COMPENSATION PLAN

EXECUTIVE:  THOMAS J. COBERY                      INCENTIVE MAXIMUM:  40%
           PRESIDENT - LABEL ART, INC.

   CATEGORY         COMPONENT   1995   THRESHOLD   TARGET    INTERIM  PROJECTED
                      WEIGHT   ACTUAL  (MINIMUM)  (MAXIMUM)  YTD EST    AWARD
- --------------------------------------------------------------------------------

EBITDA (LABEL ART,      70.0%            .70*TARGET
INC., INCLUDING
SHORT RUN LABELS,
INC.)


SAFETY                  10.0%


ALL OTHER                  20.0%



                                                                        --------
                                                                 TOTAL     0.0%


NOTE: NO AWARD CAN BE EARNED ON "ALL OTHER" GOAL COMPONENTS UNLESS DIVISION THRESHOLD EBITDA IS ATTAINED. "ALL OTHER" GOAL COMPONENTS CONSIST OF 1996 CATEGORIES OF NONOPERATING INCOME OBJECTIVES AND THE 20% COMPONENT WEIGHT ATTRIBUTED TO THE "ALL OTHER" THE GOAL COMPONENTS SHALL BE PRORATED AMONG SUCH INDIVIDUAL OBJECTIVES.